DIRECTOR OPTION AGREEMENT


         This Option Agreement, dated October ____, 1998, between ABC Dispensing Technologies, Inc., a Florida corporation (the "Company") and [insert name of director] (the "Director").

         WHEREAS, as consideration of the Director's prior service as a director of the Company to induce the Director to continue to serve as a member of the Company's Board of Directors, the Company intends to grant to the Director common stock purchase options that will vest only upon a Change of Control (as defined in paragraph two (2) below),

         NOW, THEREFORE, in consideration for Director's prior service as a director of the Company and as an inducement to the Director to continue to serve as a director of the Company, the Company and the Director hereby agree as follows:

         1. The Company hereby grants to the Director an option to purchase 40,000 shares of the Company's Common Stock, par value $.01 per share, subject to the provisions set forth herein. The option price to be paid per share of common stock upon exercise of such option shall be equal to the market price per share on the date which is 90 days prior to the date of the Change of Control. The option represented by this Agreement shall only vest if the Director remains a director of the Company at the time of the occurrence of a Change of Control, if and whenever such Change in Control shall occur. The option will not vest until the occurrence of a Change of Control.

         2. For purposes of this Agreement, a "Change of Control" shall occur if (i) any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) shall acquire (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company, (ii) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (or who were appointed or nominated for election as directors of the Company by at least a majority of the individuals who were directors on the first day of such period or who were so elected or appointed other than in connection with an actual or threatened proxy contest) (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company, or (iii) there is consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company receive 50% or more of the

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                  stock of the company resulting from the Business Combination, at least a majority of the Board of Directors of the resulting company were members of the Incumbent Board and after which no person owns 20% or more of the stock of the resulting corporation, which did not own such stock immediately before the Business Combination. For purposes of this Agreement, the term "market value" shall mean the last reported sales price of a share of the Company's common stock as reported by any national securities exchange on which the common stock is then listed or admitted to trading, or the National Market System of NASDAQ, or if the common stock is neither so reported or listed, the closing price as reported by NASDAQ, or if not listed or admitted to trading on NASDAQ, the average of the closing bid and asked price in the over-the-counter market as reported by NASDAQ or any comparable system or if not approved for quotation on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by the two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or if no such bid or asked prices are available because no market then exists for the Company's common stock, the book value per share determined as of the date of the then most recent quarterly or annual financial statements prepared by the Company.

         3. Upon vesting, such option may be exercised in whole or in part, from time to time, by the giving to the Company of notice in writing to that effect. Within 10 days after the receipt by it of notice of exercise of such option, the Company shall cause certificates for the number of shares with respect to which such option is exercised to be issued in the name of the Director or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, or properly endorsed or accompanied by separate stock powers duly executed, and to be delivered to Director or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the option price for the shares with respect to which such option is exercised may be made in cash or upon surrender of a number of shares at the then current market price per share necessary to satisfy the aggregate exercise price of such option.

         4. The option herein granted shall not be transferrable by the Director other than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime only by him. Notwithstanding anything in this Agreement to the contrary, the option herein granted shall in no event be exercisable after the expiration of ten (10) years from the date such option vests.

         5. If the Company shall issue any additional shares of stock by way of a stock dividend on, or split-up, subdivision, or reclassification of outstanding common shares, then such option shall be deemed to cover such additional shares to the extent that the same would have been issued to Director had such option been exercised in its entirety at the time of such issuance of additional shares, and there shall be a

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                  corresponding proportionate adjustment of the option price per share set forth above so that in the aggregate the option price for all shares then covered shall be the same as the aggregate option price for the shares remaining subject to such option immediately prior to the issuance of such additional shares.

         6. If there shall be any capital reorganization, or consolidation, or merger of the Company with any other entity or entities or any sale of all or substantially all of the Company's property and assets to any other entity or entities, the Company shall take appropriate action to enable the Director to receive upon any subsequent exercise of such option, in whole or in part, in lieu of any shares of common stock of the Company, the share or shares, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sell in respect of or in exchange for such shares of common stock.

         7. This Agreement shall be governed by the laws of the State of Florida.

         8. This Agreement may be amended or terminated by the Board of Directors of the Company without the consent of the Director at any time prior to the occurrence of a Change of Control provided all Director Option Agreements then outstanding are similarly amended or terminated (providing for options vesting upon the occurrence of a change of control).

         IN WITNESS WHEREOF, the Company and the Director have caused this Agreement to be executed, as of the day and year first above written.


                                           ABC DISPENSING TECHNOLOGIES, INC.


                                           By:_____________________________
                                           Name:  Charles M. Stimac, Jr.
                                           Title: President



                                           DIRECTOR


                                           ________________________________
                                           Name:


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